UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2013

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4690 Executive Drive, Suite 250
San Diego, California, 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 15, 2013, OncoSec Medical Incorporated (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s principal executive offices located at 4690 Executive Drive, Suite 250, San Diego, CA 92121.

The final voting results on the matters presented at the Annual Meeting were as follows:

Proposal 1 — to elect four directors to our Board of Directors to serve for a term of one year or until their successors are duly elected and qualified

Directors	For	Withheld	Broker Non-Votes
Dr. Avtar Dhillon	34,828,149	4,054,692	48,228,456
Dr. Anthony Maida	34,919,289	3,963,552	48,228,456
Dr. James DeMesa	34,913,289	3,969,552	48,228,456
Punit Dhillon	34,752,759	4,130,082	48,228,456

Proposal 2 — to ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2013

For	Against	Abstain	Broker Non- Vote
85,059,738	1,116,935	934,624	—

Proposal 3 — to approve an amendment to the Company’s 2011 Stock Incentive Plan (the “Plan”) to authorize the issuance of an additional 3,800,000 shares of common stock under the Plan

For	Against	Abstain	Broker Non- Vote
35,421,962	3,189,397	271,482	48,228,456

Proposal 4 — to approve, on an advisory basis, the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non- Vote
36,117,012	2,444,045	321,784	48,228,456

Proposal 5 — to approve, on an advisory basis, a three year frequency of holding a stockholder advisory vote on the compensation of the Company’s executive officers

1 Year	2 Years	3 Years	Abstain
2,676,414	1,059,768	34,844,315	302,344

In consideration of the results of the stockholder vote on Proposal 5 set forth above, the Board of Directors of the Company has determined to hold a stockholder advisory vote on the compensation of the Company’s executive officers once every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: April 18, 2013	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer